                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 18, 2000



                                 WESTCORP INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



      33-13846                                             51-0308535
(Commission File No.)                          (IRS Employer Identification No.)



                                 23 PASTEUR RD.
                                IRVINE, CA 92718
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (949) 727-1002

ITEM 5. OTHER EVENTS

         The financial schedule included in this filing is a table presenting pro forma portfolio-basis statements of income. This statement present the company's results under the assumption that all its securitization transactions are treated as secured financings rather than sales. The company believes that such a presentation is an important performance measure of its operations. If treated as secured financings, no gain on sale or subsequent contractual servicing and retained interest income is recognized. Instead, the earnings of the contracts in the trusts and related financing costs are reflected over the life of the underlying pool of contracts. The company refers to these pro forma results as "portfolio basis" statements of income since the contracts would have remained in the contract portfolio on balance sheet if accounted for as secured financings. The company monitors the periodic portfolio basis earnings of its serviced contract portfolio and believes that these portfolio basis statements assist in better understanding its business.

                            WESTCORP AND SUBSIDIARIES

                      PORTFOLIO BASIS STATEMENTS OF INCOME

                                                     Three Months Ended     Six Months Ended
                                                          June 30,               June 30,
                                                    --------------------   -------------------
                                                      2000       1999        2000       1999
                                                    --------   ---------   --------   --------
                                                 (Dollars in thousands, except per share amounts)
Interest income                                     $244,633    $194,441   $464,967   $377,514
Interest expense                                     132,818     100,566    245,881    195,764
                                                    --------   ---------   --------   --------
Net interest income                                  111,815      93,875    219,086    181,750

Provision for credit losses                           27,573      22,301     60,472     54,642
                                                    --------   ---------   --------   --------
Net interest income after provision
     for credit losses                                84,242      71,574    158,614    127,108

Noninterest income                                    16,678      16,062     39,742     31,583
Noninterest expenses                                  54,306      56,416    112,932    115,196
                                                    --------   ---------   --------   --------
Income before income tax                              46,614      31,220     85,424     43,495
Income tax (1)                                        18,581      13,217     34,810     18,408
                                                    --------   ---------   --------   --------
Income before minority interest                       28,033      18,003     50,614     25,087
Minority interest in earnings                          4,222       2,141      6,907      3,013
                                                    --------   ---------   --------   --------
Income before extraordinary item                      23,811      15,862     43,707     22,074
Extraordinary gain                                        62         639        220      1,618
                                                    --------   ---------   --------   --------
Portfolio basis net income                          $ 23,873   $  16,501   $ 43,927   $ 23,692
                                                    ========   =========   ========   ========
Portfolio basis net income
     per common share - diluted                     $   0.87   $    0.62   $   1.62   $   0.89
                                                    ========   =========   ========   ========

(1) Such tax effect is based upon the Company's tax rate for the respective period.